     As filed with the Securities and Exchange Commission on May 12, 1999

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                                ICOS CORPORATION
             (Exact name of Registrant as specified in its charter)

                       Delaware                                                      91-1463450
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                            22021--20th Avenue S.E.
                           Bothell, Washington  98021
          (Address of principal executive offices, including zip code)

                    ICOS CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 GARY L. WILCOX
                      Executive Vice President, Operations
                                ICOS Corporation
                            22021  20th Avenue S.E.
                           Bothell, Washington  98021
                                 (425) 485-1900
(Name, address and telephone number, including area code, of agent for service)
                            ______________________
                                   Copy to:

                              JAMES R. LISBAKKEN
                               Perkins Coie LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099
                            ______________________

                        CALCULATION OF REGISTRATION FEE

                                                                       Proposed Maximum      Proposed Maximum
              Title of Securities                   Amount to Be      Offering Price Per    Aggregate Offering        Amount of
                to Be Registered                  Registered(1) (2)        Share(3)              Price             Registration Fee
              -------------------                 -----------------   ------------------    ------------------     ----------------
Common Stock, $0.01 par value per share, under
the ICOS Corporation 1999 Stock Option Plan           5,000,000             $39.094           $195,470,000.00         $54,341.00


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ICOS Corporation 1999 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 19, 1996 (File No. 333-08485), June 24, 1994 (File No. 33-80680), June 21, 1993 (File No. 33-64762) and June 8, 1992 (File No. 33-
     48401) have been post-effectively amended to provide that (a) up to 232,476 shares authorized but not issued or subject to outstanding options under the Registrant's 1989 Stock Option Plan and (b) up to 7,044,621 shares subject to outstanding options under the Registrant's 1989 Stock Option Plan and its 1991 Stock Option Plan for Nonemployee Directors that cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for shares) will no longer be available for issuance under those plans but will be available for issuance under the Registrant's 1999 Stock Option Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated to be $39.094 based on the average of the high ($40.188) and low ($38.00) sales prices for the Common Stock on May 5, 1999 as reported on the Nasdaq National Market.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 31, 1999, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Common Stock in the Registrant's Registration Statement on Form 8-A filed on April 18, 1991, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Registrant's Restated Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for their conduct as directors to the full extent permitted by the Delaware General Corporation Law (the "DGCL") as it existed at the time the Restated Certificate of Incorporation was adopted, and as it may thereafter be amended. Any amendment to or repeal of Article 10 shall apply only to acts or omissions of directors occurring after such amendment or repeal.

     Section 10 of the By-Laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-Laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-Laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations. Under such provision, a director or officer of a corporation (a) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise, (b) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful), and (c) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or an officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (c) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (b) and (c) above shall be made only upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

  Exhibit
  Number                       Description
  -------                      -----------
    5.1   Opinion of Perkins Coie LLP
   23.1   Consent of Independent Certified Public Accountants
   23.2   Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
   24.1   Power of Attorney (see signature page)
   99.1   ICOS Corporation 1999 Stock Option Plan

Item 9.  UNDERTAKINGS

  A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 10th day of May, 1999.

                            ICOS CORPORATION

                            By: /s/ GEORGE B. RATHMANN
                                ----------------------
                                George B. Rathmann
                                Chairman, Chief Executive Officer and President


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes George B. Rathmann and Gary L. Wilcox, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of May, 1999.

                 Signature                                 Title
                 ---------                                 -----
   /s/ GEORGE B. RATHMANN             Chairman, Chief Executive Officer and President
----------------------------------    (Principal Executive Officer)
       George B. Rathmann


     /s/ GARY L. WILCOX               Director and Executive Vice President, Operations
----------------------------------
         Gary L. Wilcox

  /s/ HOWARD S. MENDELSOHN            Chief Accounting Officer (Principal Financial and
----------------------------------    Accounting Officer)
      Howard S. Mendelsohn

       /s/ FRANK T. CARY              Director
----------------------------------
           Frank T. Cary

                                      Director
----------------------------------
         James L. Ferguson

    /s/ WILLIAM H. GATES, III         Director
----------------------------------
        William H. Gates, III

       /s/ JANICE M. LECOCQ           Director
----------------------------------
           Janice M. LeCocq

      /s/ DAVID V. MILLIGAN           Director
----------------------------------
          David V. Milligan

      /s/ ROBERT W. PANGIA            Director
----------------------------------
          Robert W. Pangia

   /s/ ALEXANDER B. TROWBRIDGE        Director
----------------------------------
       Alexander B. Trowbridge

      /s/ WALTER B. WRISTON           Director
----------------------------------
          Walter B. Wriston

                               INDEX TO EXHIBITS

  Exhibit
  Number                       Description
  -------                      -----------
    5.1   Opinion of Perkins Coie LLP
   23.1   Consent of Independent Certified Public Accountants
   23.2   Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
   24.1   Power of Attorney (see signature page)
   99.1   ICOS Corporation 1999 Stock Option Plan